File No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC   20549


                               FORM S-8


                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                        Comptek Research, Inc.
 ____________________________________________________________________
          (Exact name of issuer as specified in its charter)


          New York                                16-0959023
 ________________________________            _____________________
  State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)                Identification No.)


                 2732 Transit Road, Buffalo, New York
               (Address of Principal Executive Offices)

                   1998 Equity Incentive Stock Plan
______________________________________________________________________
                       (Full title of the plan)


                       Christopher A. Head, Esq.
             Executive Vice President and General Counsel
                        Comptek Research, Inc.
           2732 Transit Road, Buffalo, New York  14224-2523
 _____________________________________________________________________
                (Name and Address of Agent for Service)

                            (716) 677-4070
 _____________________________________________________________________
     (Telephone Number, Including Area Code, of Agent for Service)

<PAGE 1>

                    CALCULATION OF REGISTRATION FEE


   Title of                   Proposed       Proposed
  Securities      Amount       Maximum        Maximum      Amount of
    to be         to be       Offering       Aggregate   Registration
  Registered    Registered      Price        Offering       Fee (2)
                            Per Share (1)    Price (1)

---------------------------------------------------------------------

Common Stock,
$.02 Par Value   350,000       $8.1875      $2,865,625       $846

=====================================================================

(1) The shares are to be offered at prices not presently determinable. The offering price is estimated solely for the purpose of calculating the registration fee (based on the average of the high and low prices reported on the American Stock Exchange on August 31, 1998).

(2)  The registration fee has been computed pursuant to Rule 457.


                             INTRODUCTION

At the Annual Meeting of Shareholders of Comptek Research, Inc. (the "Company") held on July 24, 1998, the Shareholders approved the 1998 Equity Incentive Stock Plan, (the "Plan"). This Registration
Statement is filed in furtherance of the offering of shares under the Plan to employees of the Company.

                                PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the instructions for Form S-8, the document containing the information specified in Items 1 and 2 of Part I of Form S-8 is not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement, but will be sent or given to employees as specified by Rule 428(b)(1).


                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The  following  documents  filed by  the  Company  with  the
          Commission   are   incorporated   by   reference   in   this
          Registration Statement:

               (a)   Annual  Report on Form 10-K for  the  year  ended
               March 31, 1998;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 31, 1998; and

<PAGE 2>

               (c) Description of Capital Stock contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, dated July 1, 1987, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein as a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Inapplicable.

Item 5.   Interests of Named Experts and Counsel.

          Certain legal matters in connection with the common stock offered hereby have been passed upon by Christopher A. Head, Esq., 2732 Transit Road, Buffalo, New York 14224-2523. Mr. Head is Executive Vice President, General Counsel and Secretary of the Company. Mr. Head is also a shareholder. As of August 31, 1998, Mr. Head beneficially owned less than one percent of the Company's issued and outstanding common stock. Additional information concerning his stock ownership and rights with respect to stock options is set forth in the Company's definitive Proxy Statement dated June 29, 1998.

<PAGE 3>

Item 6.   Indemnification of Directors and Officers.

          Article IX of the Registrant's By-laws provides as follows:

                              ARTICLE IX

                            INDEMNIFICATION

Every person who is or was a director, officer or employee of the corporation, or of any other corporation which he served as such at the request of the corporation, may in accordance with the second paragraph of this Article IX be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the corporation or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense shall have been incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or such other corporation, as the case may be, and, in addition in any criminal action or proceeding, had no reasonably cause to believe that his conduct was unlawful. As used in this
Article IX, the terms "liability" and "expense" shall include, but shall not be limited to, court costs, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer or employee. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

Expenses incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this
Article IX may be advanced by the corporation prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article IX.

The rights of indemnification provided in this Article IX shall be in addition to any other rights to which any such director, officer or employee may otherwise be entitled by contract, as a matter of law, by vote of the stockholders, or otherwise; and in the event of any such person's death, such rights shall extend to his heirs and legal representatives.

      Paragraph TENTH of Registrant's Certificate of Incorporation provides as follows:

TENTH: No director shall be personally liable to the Corporation or any shareholder for damages for any breach of duty as a director, except for (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) his acts violated Section 719 of the New York Business Corporation Law, or (b) the liability of any director for any act or omission prior to the adoption of this paragraph TENTH. Any repeal or modification of this paragraph TENTH by the shareholders of the corporation shall not, unless otherwise required by law, adversely affect any right or protection of a director

<PAGE 4>

existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. If the New York Business Corporation Law is amended after approval by the shareholders of this paragraph TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as amended from time to time.

Section 722 of the New York Business Corporation Law (the "BCL") permits indemnification against judgments, fines and amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of legal actions or proceedings. Under Section 723 of the BCL, if a litigant is successful in the defense of such an action or proceeding, he or she is automatically entitled to indemnification. Otherwise, indemnification will depend upon whether or not the director or officer has lived up to an appropriate standard of conduct in the performance of his or her duties.

Item 7.   Exemption from Registration Claimed.

          Inapplicable.

Item 8.   Exhibits.

          The exhibits listed in the Exhibit Index below are filed as part of this Registration Statement.

Item 9.   Undertakings.

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                     Provided, however, that paragraphs (A)(1)(i)  and
               (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are
               incorporated   by   reference  in   this   Registration
               Statement.

<PAGE 5>

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
          Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

<PAGE 6>
                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo, State of New York, on the 31st day of August, 1998.

                                   COMPTEK RESEARCH, INC.
                                   (Registrant)

                              By:  /s/John J. Sciuto
                                   ---------------------------
                                   John J. Sciuto
                                   Chairman, President, and
                                   Chief Executive Officer

<PAGE 7>

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Power of Attorney

Each  person, on so signing, also makes, constitutes and appoints John
J. Sciuto, President and Chief Executive Officer of the Company, his true and lawful attorney-in-fact to execute on such person's respective behalf all amendments to the Registration Statement.


      Signature                    Title            Date
  ___________________           _____________     ________________

                                  Chairman,
                                President and      August 31, 1998
                               Chief Executive
   /s/John J. Sciuto               Officer
   ------------------
   John J. Sciuto


                               Vice President
   /s/ Laura L. Benedetti         - Finance        August 31, 1998
   -----------------------      and Treasurer
   Laura L Benedetti


   /s/Joseph A. Alutto            Director         August 31, 1998
   -----------------------
   Joseph A. Alutto


   /s/John R. Cummings            Director         August 31, 1998
   -----------------------
   John R. Cummings


   /s/G. Wayne Hawk               Director         August 31, 1998
   -----------------------
   G. Wayne Hawk


   /s/Patrick J. Martin           Director         August 31, 1998
   -----------------------
   Patrick J. Martin


   /s/James D. Morgan             Director         August 31, 1998
   -----------------------
   James D. Morgan


   /s/Henry P. Semmelhack         Director         August 31, 1998
   -----------------------
   Henry P. Semmelhack


<PAGE 8>

                             EXHIBIT INDEX


Exhibit No.                                  Description
___________    ______________________________________________________

4              Restated   Certificate  of   Incorporation.
               Incorporated   by   reference   in   Exhibit   3.1   to
               Registrant's Form 10-K for the fiscal year ended March 31, 1996 (Commission file number 1-8502).

4.1 Restated By-laws. Incorporated by reference in Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 (Commission file number 1-8502).

4.2            Incorporated by reference, Comptek Research,
               Inc.,  Proxy  Statement, dated and filed on   June  29,
               1998. Attached to the Proxy Statement is a copy of the "1998 Equity Incentive Stock Plan."

5              Opinion (including consent) of Christopher A.
               Head,   Esq.,  Executive  Vice  President  and  General
               Counsel of Registrant, as to the legality of the securities being registered.

23             Consent of KPMG Peat Marwick LLP, Independent
               Auditors.

23.1           Consent   of   Deloitte  &   Touche,   LLP,
               Independent Auditors

<PAGE 9>




August 31, 1998                                              Exhibit 5

Board of Directors
Comptek Research, Inc.
2732 Transit Road
Buffalo, NY 14224

        Re:  Registration of Shares on Form S-8

Dear Sirs:

I have acted as counsel to Comptek Research, Inc., a New York corporation (the "Company"), in connection with the registration of 350,000 shares of its common stock, $0.02 par value per share (the "Shares"), pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"). Such Shares are to be issued under the Company's 1998 Equity Incentive Stock Plan (the "Plan") adopted by the shareholders at the 1998 Annual Meeting.

Based upon my examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as I have deemed necessary and upon the laws as presently in effect, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued by the Company and will be fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that constitutes a part of the Registration Statement.

Very truly yours,


/S/Christopher A. Head
Christopher A. Head
Executive Vice President
and General Counsel

<PAGE 10>

                                                            Exhibit 23

                     INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Comptek Research, Inc.:

We consent to the incorporation by reference in the registration statement to be filed on Form S-8 of Comptek Research, Inc. of our reports dated May 14, 1998, relating to the consolidated balance sheets of Comptek Research, Inc. and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998, and related schedule, which reports appear in, or are incorporated by reference into, the March 31, 1998 annual report on Form 10-K of Comptek Research, Inc.



                                          /S/KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP


Buffalo, New York
August 27, 1998

<PAGE 11>



                                                          Exhibit 23.1



                     INDEPENDENT AUDITORS' CONSENT



We consent to the INCORPORATION BY REFERENCE IN THIS Registration Statement of Comptek Research, Inc. on Form S-8 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-K of Comptek Research, Inc. for the year ended March 31, 1998.


/Deloitte & Touche, LLP

McLean, Virginia
August 31, 1998

<PAGE 12>